UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015

CHINA HOUSING & LAND DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

NEVADA	001-34065	20-1334845
State or Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Identification Number

1008 Liuxue Road, Baqiao District

Xi’an, Shaanxi Province

China 710038

(Address of principal executive offices) (zip code)

86-29-83328813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 22, 2015 the Board of Directors (the “Board”) of China Housing & Land Development, Inc. (the “Company”) held a board meeting to consider available strategic alternatives, including the possibility of implementing a reverse stock split similar in nature to the reverse stock split previously considered but subsequently terminated in late 2014 given the Company’s then current financial condition and circumstances. The Board then formed a special committee consisting of all independent directors on the Board (the “Special Committee”) including Messrs. Suiyin Gao, Yusheng Lin, Maosheng Luo and Mingduo Yang to further explore and more fully consider and evaluate available strategic alternatives.

On August 26, 2015, the Company’s executive officers, Mr. Pingji Lu, Ms. Jing Lu and Ms. Fang Nie, submitted to the Special Committee a proposal to: (i) effect a reverse stock split at a ratio of 1-for-50,000; and (ii) in lieu of issuing any fractional shares to stockholders who would hold fractional shares as a result of the reverse stock split, make a cash payment from the Company to each such stockholder equal to US$2.70 multiplied by the number of shares held by such stockholder prior to the reverse stock split (the “Proposal”). The Special Committee retained Pillsbury Winthrop Shaw Pittman LLP and Duff & Phelps, LLC to serve as its independent legal advisor and financial advisor, respectively, and assist the Special Committee in its evaluation of the Proposal. On September 11, 2015, Mr. Pingji Lu, Ms. Jing Lu and Ms. Fang Nie submitted a revised proposal for the contemplated reverse stock split with an increased cash-out price of US$3.00 per share (the “Revised Proposal”).

On September 29, 2015, following extensive review and analysis of the available strategic alternatives, including the Revised Proposal, Duff & Phelps, LLC rendered an opinion to the Special Committee that the terms of the Revised Proposal are fair to unaffiliated stockholders from a financial point of view (the “Fairness Opinion”). Based on the Fairness Opinion, as well as the advice of its independent legal and financial advisors, the Special Committee unanimously approved the Revised Proposal and recommended its submission to the Board for its review and approval. On September 29, 2015, the Board unanimously approved the Revised Proposal and authorized its submission to the Company’s stockholders for their approval at a special meeting to be called in the near future. In the coming weeks the Company expects to file with the Securities and Exchange Commission (the “SEC”) a Schedule 13E-3 transaction statement and a preliminary proxy statement on Schedule 14A that will contain additional information and details regarding the reverse stock split approved by the Board (the “Reverse Stock Split”). As a result of the Reverse Stock Split, stockholders holding fewer than 50,000 pre-Reverse Stock Split shares of Company common stock as of the effective date of the Reverse Stock Split will have no further interest in the Company and will no longer be stockholders of the Company. Stockholders holding 50,000 or more pre-Reverse Stock Split shares of common stock as of the effective date of the Reverse Stock Split will continue to be stockholders of the Company after the Reverse Stock Split. The purpose of the Reverse Stock Split is to reduce the number of record holders of the Company’s common stock to fewer than 300, thereby enabling us to deregister our common stock under the Securities Exchange Act of 1934 and suspend our duty to file periodic reports and other information with the SEC thereunder.

The Company intends to call a special meeting of stockholders at which the Reverse Stock Split will be subject to approval by the Company's stockholders, and there can be no assurance that the Reverse Stock Split will be implemented as proposed, or at all.

Safe Harbor Statement

This Form 8-K disclosure contains forward-looking information about the Company including certain statements regarding the anticipated Reverse Stock Split. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as believe, expect, may, will, should, project, plan, seek, intend, or anticipate or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company’s future performance, operations, and products.

Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual performance results may vary significantly from expectations and projections. Further information regarding this and other risk factors are contained in the Company’s other public filings with the U.S. Securities and Exchange Commission. All information provided in this Form 8-K and in any attachments are as of the date of the Form 8-K, and the Company does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HOUSING & LAND DEVELOPMENT, INC.

Dated: September 29, 2015	By:	/s/ Pingji Lu
Name: Pingji Lu
Title: Chief Executive Officer